UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 31, 2019

ENLINK MIDSTREAM, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	001-36336	46-4108528
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1722 ROUTH STREET, SUITE 1300 DALLAS, TEXAS	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 953-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

On January 31, 2019, EnLink Midstream, LLC (“ENLC”) and EnLink Midstream Partners, LP, a subsidiary of ENLC (“ENLK”), entered into a Contribution Agreement (the “Drop-Down Agreement”) pursuant to which ENLC contributed, assigned, and transferred its 16.129% limited partner interest (the “Contributed Interests”) in EnLink Oklahoma Gas Processing, LP (“EOGP”) to EnLink Midstream Operating, LP, a wholly-owned subsidiary of ENLK (“EnLink Midstream Operating”). As consideration for the Contributed Interests, ENLK issued 55,827,221 common units representing limited partner interests in ENLK (collectively, the “Consideration Units”) to ENLC. The transactions contemplated by the Drop-Down Agreement (the “Drop-Down Closing”) were effective as of 11:59 p.m., Dallas, Texas time, on January 31, 2019. After giving effect to the Drop-Down Closing, EnLink Midstream Operating owns 100% of the limited partner interests in EOGP.

ENLK issued the Consideration Units to ENLC in a private placement pursuant to exemptions from registration in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Drop-Down Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Drop-Down Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)          Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Contribution Agreement, dated as of January 31, 2019, by and between EnLink Midstream, LLC and EnLink Midstream Partners, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENLINK MIDSTREAM, LLC

	By:	EnLink Midstream Manager, LLC,
its Managing Member

Date: February 4, 2019	By:	/s/ Eric D. Batchelder
Eric D. Batchelder
Executive Vice President and
Chief Financial Officer